EMPLOYMENT AGREEMENT


        This EMPLOYMENT AGREEMENT ("Agreement"), dated as of December ___, 1999 by Hidenet Secure Architectures Ltd. (the "Company"), and ROBERT FRIEDMAN ("Executive").


                                    RECITALS:

               WHEREAS, the Company engages in the business of network date security (the "Business"); and

               WHEREAS, the Company desires to employ Executive in connection with the operation of the Business.


                                   AGREEMENT:

               NOW THEREFORE, in consideration of the mutual covenants and conditions provided herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

        1.     Employment, Term, Duties and Authority.

               1.1. The Company hereby employs Executive as its Chief Executive Officer ("CEO"), and Executive hereby accepts employment by the Company on the terms, covenants and conditions herein contained, from November 1, 1999 until October 31, 2003 (such period, the "Term").

               1.2. As CEO, Executive's duties shall be the general management of the Business in the United States, including without limitation: establishment of the United States office, establishing strategic alliances with appropriate partner companies, hiring additional employees, identifying investors, raising capital and public relations. The Executive shall take direction in the performance of his duties hereunder from the Company's Board of Directors (the "Board").

               1.3. During the term of this Agreement, Executive shall devote his full attention, knowledge and skills, faithfully, diligently and to the best of his ability, in furtherance of the business of the Company, shall perform the duties assigned to him, which duties shall be consistent with the duties described in Section 1.2 hereof, and shall observe and carry out such rules, regulations, policies, directions and restrictions as the Company shall from time to time establish.

               1.4. The Company shall use its best efforts to cause Executive to be elected to the Board and serve as a member thereof, and in any case shall include Executive in its management slate of directors presented to the stockholders of the Corporation at any meeting at which directors are elected.

        2.     Compensation and Benefits.

               2.1. Until termination of Executive's employment hereunder, the Company shall pay to Executive a base salary (the "Salary") at an annual rate of $150,000, payable in accordance with the terms more fully described below, less any amounts which the Company may be required to withhold from such payments by applicable federal, state or local laws or regulations.

               2.2. Upon presentation of receipts valid receipts or other appropriate documentation, the Company shall reimburse Executive for reasonable expenses incurred by the Executive for the benefit of the Company with its consent.

               2.3. Executive shall not receive any Salary for the period from November 1, 1999 through and until December 31, 1999 (the "Introductory Period"); except, that 50% of the Salary for such period be accrued on the books of the Company in the name of Executive, to be paid to Executive in accordance with Section 2.4 below.

               2.4. From and after January 1, 2000, the Salary shall be paid as follows: (a) 50% in cash to Executive (less the withholdings identified in Section 2.1 above), and (b) subject to Section 2.6 hereof, 50% accrued on the books of the Company in the name of Executive, to be paid, if at all, upon the raising by the Company of at least $1,000,000 in capital (the "Capital
Threshold"). Any amount payable under clause (b) of this Section shall be combined with the amount accrued during the Introductory Period as described in
Section 2.3 above, and shall be paid to Executive in equal monthly installments on the 15th day of each month, over the six month period beginning with the month immediately following the month in which the Capital Threshold is reached.

               2.5. Upon reaching the Capital Threshold (the date thereof, the "Trigger Date"), Company shall thereafter pay to Executive the Salary in full in accordance with its usual payment practices, less the withholding amount identified in Section 2.1.

               2.6. If the Trigger Date shall not occur on or before March 1, 2000, the accrual amount described in clause (b) of Section 2.4 shall not be applicable, and no amounts (except for the accrual owing to the Introductory Period) shall accrue for Executive until the Capital Threshold is reached.

               2.7. Upon reaching the Capital Threshold, the Company shall obtain and provide to Executive at no cost to Executive:

                      2.7.1. major medical insurance coverage

                      2.7.2.  a  life  insurance   policy  for  the  benefit  of
Executive's estate, in the face amount of $150,000.

        3.     Equity Participation.

               3.1. The Company shall issue and pay to Executive an equity interest in the Company, not to exceed 15%, based on the capital structure of the Company as of the date hereof (i.e., prior to the contribution of capital by investors), as set forth below. It is a condition of issuance and payment of such equity interests that Employee be employed by the Company at the time of such issuance:

                      3.1.1.  3.75% upon the earlier of (a) the Trigger Date and
(b) May 1, 2000;

                      3.1.2. from and after the Trigger Date, and for a period of 12 months thereafter, on the last business day of each such month, an amount equal to 0.3125%;

               3.2. Certificates representing the equity interests described above shall be issued by the Company in the name of Employee and held by the Company in escrow, to be released, if at all, on the earlier of (i) October 31, 2003 and (ii) an event as described in Section 3.4 below. If at any time the Company's obligation to issue such interests shall terminate in accordance with
Section 3.3 below, such certificates shall be released from escrow and cancelled.

               3.3. If this Agreement shall terminate prior to October 31, 2003, Executive shall be entitled to receive only the equity interests which shall have vested on or prior to the date of such termination and shall thereafter not be entitled to receive any additional interests; provided, however, that if this Agreements terminates because Executive (i) has breached his obligations contained in Sections 5, 8 and 9 hereof, or (ii) Executive has engaged in outside business activities to the extent that his performance hereunder has been impaired, in the reasonable discretion of the Company, the Executive shall not be entitled to receive any equity interest described in this Section 3.

               3.4. All equity interests issuable hereunder shall automatically vest and be payable to Executive upon (a) a sale of the Company or its assets valued at $25,000,000 or more, (b) an initial public offering of equity securities of the Company valued by the underwriters thereof at $50,000,000 or more.

        4. Termination. Executive's employment hereunder shall terminate immediately upon the earlier to occur of (i) Executive's death or permanent disability, (ii) written notice by the Company at any time after the initial 12 month term of this Agreement of the Company's election to terminate this Agreement for any reason in its sole discretion, effective 15 days after the date of the notice or (iii) written notice by the Company of a default by Executive in any of his obligations hereunder, effective five days after the date of the notice, and (iv) the dissolution, sale or merger of the Company.

               4.1. In the event of termination of Executive's employment hereunder pursuant to this Section 4:

                      4.1.1. Executive shall be entitled to receive (subject to any rights of setoff or counterclaim by the Company) all compensation specified in this Agreement which shall have accrued prior to the date of such termination; provided, that Executive shall be entitled to such payments in accordance with Section 2 hereof. Thereafter, the obligation of the Company for the payment of any compensation, and the right of Executive to receive any further compensation, shall terminate as at the date of such termination.

               4.2. If this Agreement terminates upon the death of Executive then, in such event, the Company shall pay to the heirs, legatees or personal representatives of Executive all compensation hereunder accrued but not paid to the date of death of Executive.

        5.     Company to Own Rights to Proprietary Products and Inventions.

               5.1. The Executive acknowledges and agrees that the Proprietary Products (as defined below) are and shall be the exclusive and valuable property of the Company and Executive shall neither have, nor claim to have, any right, title or interest therein or thereto. All opportunities relating to the Proprietary Products whether or not involving third parties shall belong to and be carried out for the account of the Company. "Proprietary Products" means collectively the computer software programs and improvements thereto used by the Company in the Business, Related Property and Documents (as defined in Section 7 below). "Related Property" includes all tangible and intangible property relating to the Business (including without limitation, ideas, concepts, projects, programs, computer software or hardware, data bases, specifications, documentation, algorithms, source codes, object codes, program listings, product platforms and architectures, concepts, screens, formats, technology, know-how, inventions, research and development and patents, copyrights, trademarks, trade names, service names, service marks, logos and designs and other proprietary rights and registrations and applications and the rights to apply therefor).

               5.2. Any and all Inventions (as defined below) shall be deemed work specifically ordered or commissioned by the Company and each such work shall be considered a "work made for hire" within the meaning of 17 U.S.C.
ss.101 of the United States Copyright Act and all rights to such work shall belong entirely to the Company. Executive shall from time to time upon the request of the Company promptly execute and deliver to the Company any instruments necessary to effect the irrevocable assignment of all his right, title and interest, including copyright and author rights, in such works to the Company and for the Company to obtain proprietary rights in connection therewith. "Inventions" shall mean discoveries, concepts, ideas, designs, methods, formulas, know-how, techniques, or any improvements thereon, whether patentable or not, made, conceived or developed, in whole or in part, by the Executive with respect to any Proprietary Products or any work in which an Executive may be engaged or to which he is exposed while an Executive relating to the Proprietary Products.

        6. Confidentiality. Executive acknowledges and agrees that the success of the Company depends on the innovative Proprietary Products and that it is imperative that all Confidential Information (as defined below) is maintained in strict confidence. Confidential Information is the exclusive and valuable property of the Company. Executive shall therefore retain in strict confidence and not copy or disclose or transfer to any third party any Confidential Information. "Confidential Information" means information disclosed by the Company to the Executive, or developed or obtained by an Executive either before the date or during the term of this Agreement relating to or concerning the Proprietary Products, the Business and the research, development, sale, distribution, marketing maintenance, support and licensing of the Proprietary Products and the development and exploitation of proprietary rights relating thereto, whether or not any of the foregoing are patentable or copyrightable, including without limitation: all know-how, technical information, inventions, ideas, concepts, processes, procedures, operations, investment strategy, computer programs and software, research and development plans and results, data bases, specifications, documentation, algorithms, source codes, object codes, program listings, product platforms and architecture, concepts, screens, formats, "look and feel" of proprietary software, trade secrets, technology, product information, product availability, pricing information, customer and supplier lists, financial information, business and marketing plans, the practices and methods of the Company, and marketing and other relationships between the Company, its customers, Executives, agents, consultants and independent contractors; provided, that Confidential Information shall not include information which (i) at the time of disclosure is generally known in the business and industry in which the Company is or may subsequently become engaged, or (ii) after disclosure is published or otherwise becomes generally known in such business or industry through no fault of the Executive.

        7. Documents. Executive agrees that any and all Documents (as defined below) made or kept by him of work performed in the performance of Executive's duties hereunder, shall be and are the sole and exclusive property of the Company. Executive agrees to execute and deliver to the Company any and all agreements or instruments of any nature which the Company deems necessary or appropriate to acquire, enhance, protect, perfect, assign, sell or transfer its rights under this Section. Executive also agrees that upon request he will place all Documents in the Company's possession and will not take with him without the written consent of a duly authorized officer of the Company any Documents or reproductions thereof relating or pertaining to or connected with his employment or the business of the Company. "Documents" means any and all computer programs and software created, developed or enhanced by him, whether embodied in a computer disc, print-out or other format, and books, textbooks, letters, pamphlets, drafts, memoranda, notes, records, drawings, files, documents, manuals, compilations of information, correspondence or other writings of any kind and all copies, abstracts and summaries of any of the foregoing and all physical items related to the Business and Related Property. Executive further agrees to execute and deliver to the Company such instruments as the Company may request from time to time, necessary or appropriate to confirm or otherwise effectuate the Company's rights under this Section 6 including separate instruments of transfer.

        8.     Inventions.

               8.1. Executive shall upon request by the Company, from time to time, communicate and fully disclose to the Company any and all Inventions made or conceived by him during his employment with the Company, and any and all Inventions which he may conceive or make, during his employment with the Company, shall be at all times and for all purposes regarded as acquired and held by him in a fiduciary capacity and solely for the benefit of the Company and shall be the sole and exclusive property of the Company.

               8.2. Executive shall assist the Company in every proper way upon request to obtain for their benefit patents, copyrights, trade names, trademarks, service names, service marks for any and all Proprietary Products and Inventions in the United States and all foreign countries. All such patents, copyrights, trade names, trademarks, service names, service marks and any registrations and applications therefor are to be, and remain, the exclusive property of the Company and Executive agrees that he will, whenever so requested by the Company or its duly authorized agent, make, execute and deliver to the Company their successors, assigns, or nominees, without charge to the Company, any and all applications, assignments and all other instruments which the Company shall deem necessary or appropriate in order to apply for and obtain such patents, copyrights, trade names, trademarks, service names, and service marks or in order to assign and convey to the Company, their successors, assigns or nominees, the sole and exclusive right, title and interest therein and thereto. Executive's obligations to execute any such instruments shall continue after the termination of this Agreement, and such obligations shall be binding upon his heirs, executors, assigns, administrators or other legal representatives.

        9. Covenant Not to Compete. Executive acknowledges and agrees that the Proprietary Products are the exclusive and valuable property of the Company and may not be used by the Executive for any purpose of any kind directly or indirectly except during the term of this Agreement for the sole and exclusive benefit of the Company in his or her capacity as an Executive of the Company and that the success of the Company depends on Executive's observance of his covenants in this Section 9.

               9.1. Executive agrees that so long as he is an Executive or consultant of the Company or any of its affiliates, and in addition, for a period of three years thereafter, neither he nor his spouse nor any other person or entity under the control of Executive, directly or indirectly, shall:

                      9.1.1. Engage in or perform other than for the Company, any services relating to the creation, development, use, application, marketing, sale, distribution, maintenance, enhancement, support, licensing or programming of any software, data base, technology or computer system used in connection with or relating to the Business. However, the provisions hereof shall not limit
(i) the right of Executive to invest in a company presently existing or hereinafter created by others that do not employ proprietary application software systems and related software/hardware packages or (ii) the right of any of Executive's children, who are not minors, on their own to perform any such services provided that any such activities of Executive's children are not based directly or indirectly on knowledge or information obtained from Executive or otherwise arising out of or with respect to the Proprietary Products.

                      9.1.2. Solicit, hire or retain any Executive of the Company or its affiliates or persuade or entice any Executive of the Company or its affiliates to leave the employ of the Company or its affiliates.

               9.2. Following termination of Executive's employment by the Company for any reason, Executive shall continue to observe and be bound by his covenants under Section 9.1 for the period provided therein.

                      9.2.1. The provisions of this Section 9 shall not limit any of the other provisions of this Agreement.

                      9.2.2. For purposes of this Section 9, the term "Company" shall include any licensees from the Company of the Business or any portion thereof.

        10. Specific Enforcement. Executive is obligated under this Agreement to render service and comply with covenants of a special, unique, unusual and extraordinary character, thereby giving this Agreement peculiar value so that the loss of such service or violation by Executive of this Agreement could not reasonably or adequately be compensated in damages in an action at law.
Therefore, in addition to any other remedies or sanctions provided by law, whether criminal or civil, and without limiting the right of the Company or any of their successors or assigns to pursue all other legal and equitable rights available to them, the Company shall have the right during Executive's employment hereunder (or thereafter with respect to obligations continuing after the termination of this Agreement) to compel specific performance hereof by Executive or to obtain temporary and permanent injunctive relief against violations hereof by Executive, and, in furtherance thereof, to apply to any court of the State of New York or any other jurisdiction or any federal court located in such State or jurisdiction to enforce the provisions hereof. If the Company prevails in any proceedings, legal or equitable, to enforce any obligations under this Agreement, it shall also be entitled to recover all costs and expenses incurred by the Company in connection therewith, including reasonable attorneys' fees. Executive waives any requirement for security or the posting of any bond or other surety and proof of damages in connection with any temporary or permanent award of injunctive, mandatory or other equitable relief and further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

        11. Situs of Suits. Each party hereto for himself or itself and his or its successors and assigns hereby consents to personal jurisdiction over him or it in the courts of the State of New York and of any federal court located in such state in connection with any action or proceeding arising out of or related to this Agreement. Each party hereto agrees that service of process upon him or it may be made in any manner permitted by the laws of the State of New York, and in addition, specifically agrees that service of process will be deemed sufficient for personal jurisdiction over him or it if service is made by registered or certified mail at the address of such party set forth above. Each party agrees that no action or proceeding of any kind may be brought, and no claim asserted (whether by counterclaim, cross-claim or otherwise), with respect to any matter arising from, related to or in connection with this Agreement except in the state and/or federal courts of New York.

        12.    Representations and Warranties of Executive.

               12.1. Executive hereby represents and warrants to the Company that the execution and delivery of this Agreement by him, and the performance of his or her obligations hereunder are not in violation of, and do not and will not conflict with or constitute a default under, any of the terms and provisions of any agreement or instrument to which he is bound or any law, regulation, order, decree or judgment to which he or she is subject; and that this Agreement has been duly executed and delivered by him and is a valid and binding obligation in accordance with its terms.

               12.2. The Company hereby represents to the Executive that the execution and delivery of this Agreement by it and the performance of its obligations hereunder are not in violation of and do not conflict with or constitute a default under any of the terms and provisions of any agreement or instrument to which it is bound or any law or regulation, order, decree or judgment to which it is subject and that this Agreement has been duly executed and delivered by it and it is a valid and binding obligation in accordance with its terms.


        13. Assignment. The rights and duties of hereunder shall not be assignable. The Company may assign this Agreement and all rights and obligations hereunder to any subsidiary or affiliate.

        14. Binding Effect. This Agreement shall be binding upon the parties hereto and their respective successors-in-interest, heirs and personal representatives and, to the extent permitted herein, the assigns of the Company. Each of the parties hereto have been represented by counsel of their choice in connection with the execution and delivery of this Agreement.

        15. Severability. If any provision of this Agreement or any part hereof or the application hereof to any person or circumstance shall be finally determined by a court of competent jurisdiction or by any arbitration panel to be invalid or unenforceable to any extent, the remainder of this Agreement, or the remainder of such provision or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall not be affected thereby and each provision of this Agreement shall remain in full force and effect to the fullest extent permitted by law. The parties also agree that if any portion of this Agreement, or any part hereof or application hereof, to any person or circumstance shall be finally determined by a court of competent jurisdiction or arbitration panel to be invalid or unenforceable to any extent, then such objectionable provision shall be deemed modified to the extent necessary so as to make it valid, reasonable and enforceable.

        16. Notices. All notices, or other communications required or permitted to be given hereunder, shall be in writing and shall be delivered personally or mailed, certified mail, return receipt requested, postage prepaid, to the Company, at the address set forth on the first page of this Agreement, and to the Executive, to the address provided to the Company by the Executive. Any notice mailed in accordance with the terms hereof shall be deemed received on the third day following the date of mailing. Either party may change the address to which notices to such party may be given hereunder by serving a proper notice of such change of address to the other party.

        17. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior written or oral negotiations, representations, agreements, commitments, contracts or understandings with respect thereto and no modification, alteration or amendment to this Agreement may be made unless the same shall be in writing and signed by both of the parties hereto.

        18. Waivers. No failure by either party to exercise any of such party's rights hereunder or to insist upon strict compliance with respect to any obligation hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver by either party to demand exact compliance with the terms hereof. Waiver by either party of any particular default by the other party shall not affect or impair such party's rights in respect to any subsequent default of the same or a different nature, nor shall any delay or omission of either party to exercise any rights arising from any default by the other party affect or impair such party's rights as to such default or any subsequent default.

        19. Governing Law. For purposes of construction, interpretation and enforcement, this Agreement shall be deemed to have been entered into under the laws of the State of New York and its validity, effect, performance, interpretation, construction and enforcement shall be governed by and subject to the laws of the State of New York without reference to its choice of law rules.

        20. Interpretation. Section titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

        21. Expenses. Each party hereto will pay all of its or his own costs and expenses incident to the negotiation and preparation of this Agreement.

        22. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties and delivered to the other party.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                              Hidenet Secure Architectures, Ltd.


                                                 By:  /s/ Ron Fussman
                                                      -------------------------
                                                      Name:  Ron Fussman
                                                             Manager

                                                   EXECUTIVE:

                                                      /s/ Robert Friedman
                                                      -------------------------
                                                      Robert Friedman